REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Trustees of ICON Funds

We have audited the accompanying statements of assets and liabilities, including the schedules of investments, of the ICON Emerging Markets Fund and ICON International Fund (the Funds , each a series of ICON Funds) as of September 30, 2016, and the related statements of operations and changes in net assets, and the financial highlights for the year then ended. These financial statements and financial highlights are the responsibility of the Funds management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit. The Funds financial statements and financial highlights for the years ended September 30, 2015 and prior, were audited by other auditors, whose report dated November 18, 2015 expressed an unqualified opinion on those financial statements and financial highlights.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of September 30, 2016, by correspondence with the custodian and brokers or by other appropriate auditing procedures where replies from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the Funds as of September 30, 2016, the results of their operations , the changes in their net assets, and their financial highlights for year then ended, in conformity with accounting principles generally accepted in the United States of America.

COHEN & COMPANY, LTD. Cleveland, Ohio November 23, 2016